Execution version

Exhibit 10.1

SHARE PURCHASE AGREEMENT

by and among

ENTRAVISION COMMUNICATIONS CORPORATION

as Buyer

ONNBO VENTURES, S.L.

as Seller

and

IKIGAI MES, S.L.U.

WUSTCO, S.L.U.

as the Founders

and

Mr. Marc Elena Soler

Mr. Otto Christof Wust Acedo

Dated as of April 3rd, 2023

Execution version

share PURCHASE AGREEMENT

On one side

Entravision Communications Corporation, a company validly incorporated under the Laws of the State of Delaware (U.S.A.), with corporate address at 2425 Olympic Blvd., Suite 6000 West, Santa Monica, California 90404, United States of América and registered with the Companies Registry under number 95-4783236, as represented by Blanca Puyol Martínez-Ferrando, of legal age, a Spanish citizen, lawyer, with professional domicile at Paseo de Recoletos 37-41, Madrid, holder of ID number 50856893-Y, in force (“Entravision” or the “Buyer”).

On the other side

Onnbo Ventures, S.L., having offices in calle Pere IV, nº 92, Barcelona (08005), registered in the Mercantile Registry of Barcelona, holder of Tax Identification Code number B-10716314, as represented by entities Ikigai Mes, S.LU. and Wustco, S.L.U., likewise represented, respectively, by Messrs. Marc Elena Soler, holder of National Identity Card number _ and Otto Christof Wüst Acedo, holder of National Identity Card number _, in their capacity as joint and several directors, by virtue of a public deed executed before the Public Notary of Barcelona, Mr. Emilio Roselló Carrión on May 23, 2022, under number 2178 of his official records (the “Seller”).

And on the other side

Ikigai Mes, S.L.U., a company validly incorporated under the Laws of Spain with corporate address at Barcelona (08032), calle Llobregós nº 175-189, 5º 2ª, registered at the Commercial Registry of Barcelona, and with Tax ID Code number B-16892911, as represented by Mr. Marc Elena Soler, holder of National Identity Card number _, in his capacity as sole director by virtue of the incorporation public deed executed before the Public Notary of Barcelona, Mr. Emilio Roselló Carrión, on 15 September 2021, under number 3085 of his official records (“Ikigai”).

Wustco, S.L.U., a company validly incorporated under the Laws of Spain with corporate address at Barcelona (08005), calle Pere IV nº92, registered at the Commercial Registry of Barcelona, and with Tax ID Code number B-67574947, as represented by Mr. Otto Christof Wüst Acedo, holder of National Identity Card number _, in his capacity as sole director by virtue of the incorporation public deed executed before the Public Notary of Barcelona, Mr. Emilio Roselló Carrión, on 15 January 2020, under number 85 of his official records (“Wustco”).

Ikigai and Wustco shall be referred jointly as the “Founders”. The Buyer, the Seller, the Founders, Mr. Marc Elena Soler and Mr. Otto Christof Wust Acedo are collectively referred to herein as “Parties” and each of them individually as a “Party”.

RECITALS

I.
Whereas, as of the date of this Agreement, the share capital of Adsmurai, S.L., a Spanish company validly incorporated under the Laws of Spain with corporate address at Paseo de Gracia 40, pl. 3ª, 08007 Barcelona, registered at the Commercial Registry of Barcelona, and with Tax ID Code number B-66216482 (“Adsmurai” or the “Company”), consists 957,415 shares, numbered from 1 to 957,415 of EUR 0.01 of nominal value each, as detailed on Exhibit I (collectively, the “Shares”).

Execution version

II.
Whereas the Seller is the owner of 488,282 shares, representing 51% of the issued share capital of the Company (the “Sale Shares”), pursuant to the titles of ownership detailed in Exhibit II.
III.
Whereas Adsmurai is the legal title holder of 100% of the share capital of the following affiliate entities (hereinafter each as a “Subsidiary” and altogether as the “Subsidiaries” and, together with Adsmurai, the “Group Companies”), which details are included in Exhibit III:
a)
Adsmurai SAS, a company validly incorporated under the Laws of Colombia, with corporate address at Bogotá, calle 123, no. 11 – 33 AP 203, Bogota D.C., and registered with the chamber of commerce of Bogotá under number 02610400,
b)
Adsmurai INC, a company validly incorporated under the Laws of the United States of América, with registered office at, 108 Wst 13th Street, Wilmington, County of New Castle, 19801 Delaware, and registered with the Secretary of State of the State of Delaware under serial reference 20222106670, and
c)
ZinkDo Digital, S.L.U., a company validly incorporated under the Laws of Spain, with corporate address at (08020) Barcelona, c/ Bac de Roda 126-128 2º - 2ª, and registered with the commercial register of Barcelona under volume 43.734, sheet 186, page B-436.843 and with tax number B-66028309, and
d)
Skyrocket Advertising, S.L.U., a company validly incorporated under the Laws of Spain, with corporate address at Paseo de Gracia 60, pl. 4ª, 08007 Barcelona, and registered with the commercial register of Barcelona under volume 48696, sheet 95, page B-592895.
e)
Adsmurai, S.L. de C.V. (in liquidation), a Mexican company validly incorporated on June 1, 2016, with corporate address at calle Zamora 187, 06140 Condesa, Cuahtemoc (Mexico D.F.), and registered with the commercial and property public registry of the city of Ciudad de México (Mexico) under no. 564944, with tax number (“Registro Federal de Contribuyentes”) ADS10601A13.
IV.
Whereas the Seller desire to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Sale Shares, free of Liens and subject to the terms and conditions set forth in this Agreement.
V.
Whereas on 4 August 2022 Entravision has granted a loan to the Seller for an amount of EUR 12,535,000 (the “Loan Amount”), which was notarized on 5 August 2022 before Mr. Juan Antonio Andújar Hurtado, Notary public of Barcelona, acting by substitution of his Notary colleague, Mr. Emilio Roselló Carrión, with number 3,402 of his official records (the “Loan”), and which was secured by the Pledge.
VI.
In addition to, and simultaneously with, the sale and purchase of the Sale Shares envisaged hereunder, the Buyer and the Founders, as shareholders of the Company, desire to enter into the following agreements, as part of a single transaction:
a)
a put and call options agreement (the “Options Agreement”), whereby (a) the Founders, shall grant in favor of the Buyer, who shall accept it, a call right to purchase certain Shares each of thew own in the Company, and (b) the Buyer shall grant in favor of each of the Founders, who shall accept it, certain put rights to offer to the Buyer certain Shares of the Company, all subject to the terms and conditions set forth in the Options Agreement.

Execution version

b)
together with the Company, a shareholders agreement (the “Shareholders Agreement”), whereby the relations between the Buyer and the remaining shareholders of the Company are regulated, setting forth a series of rules, principles and commitments that will govern their relationship within the scope of corporate decisions as well as in relation to the transfer of Shares, subject to the terms and conditions set forth in the Shareholders Agreement.

c)
a credit line agreement by virtue of which the Buyer, as lender, grants the Founders, as joint and several borrowers, a financing of an initial amount of EUR 7,355,000 (the “Credit Line Agreement”), and an additional amount to be determined based on certain parameters, all in the terms and conditions of the Credit Line Agreement.

VII.
The Buyer, the Founders and the Seller desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1.
DEFINITIONS; PURPOSE
1.1
Definitions.

“Skyrocket Acquisition” means the potential acquisition (by the Company or its Subsidiary, Skyrocket Advertising, S.L.), of Adsplanning, S.L., a company validly incorporated under the Laws of Spain with tax number B-66842980, or its business, subject to Clause 2.4 (“Skyrocket”).

“Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by or is under common control with, any such Person. The term “Affiliate” also includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of such Person.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Agreements” means the Options Agreement, the Shareholders Agreement, the Credit Line Agreement and each agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Buyer, the Company or the Seller in connection with the consummation of the transactions contemplated by this Agreement, in each case, only as applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used.

“Arbitration Firm” means PricewaterhouseCoopers, or if such firm is unable or unwilling to act in such capacity, the Arbitration Firm will be such “Big 4” accounting firm in the United States selected by agreement of Entravision and the Seller, provided that Entravision and the Seller agree that such firm shall not have any material commercial or professional relationship with any of the Parties hereto.

Execution version

“Business” means the business of developing, operating, providing, marketing, selling and/or reselling of digital advertising technology platforms and any other Company’s products and services.

“Business Day” means any day other than a Saturday, a Sunday or a bank holiday in Barcelona and/or Los Angeles.

“Buyer” has the meaning set forth in the preamble.

“Cap” has the meaning set forth in Clause 8.5(b)(ii).

“Cash” means the sum of (i) all cash, plus (ii) cash equivalents (including marketable securities and short-term investments), and (iii) cash deposits in transit, outstanding checks and restricted cash, determined in accordance with GAAP.

“Commercial Code” means the Commercial Code (Código de Comercio) approved by Royal Decree of 22 August 1885.

“Control” has the meaning set forth in Article 42 of the Commercial Code (and the terms “Controlling” and “Controlled” shall have meanings correlative to the foregoing).

“Claim Response” has the meaning set forth in Clause 8.4(a).

“Claims Notice” has the meaning set forth in Clause 8.4(a).

“Closing” has the meaning set forth in Clause 3.1.

“Closing Date” has the meaning set forth in Clause 3.1.

“Closing Dividend Payment” means the dividend payments for an aggregate the amount of EUR 500,000 approved by the Shareholders Meetings held on March 7th, 2023 and the amount of EUR 3.559.200 approved by the Shareholders Meetings held on April 3rd, 2023.

“Collective R&Ws” has the meaning ascribed to it in Clause 8.1(b).

“Contracts” means all contracts, agreements, licenses, leases, commitments, arrangements, guarantees, bids, purchase orders and proposals, in each case, oral or written.

“Copyrights” means all: (a) works of authorship, whether in published or unpublished works, databases, data collections, mask work rights, software, web site content, or any other copyrightable work; (b) rights to compilations, collective works and derivative works of any of the foregoing; (c) registrations and applications for registration for any of the foregoing and any renewals or extensions thereof in the United States Copyright Office or in any similar office or agency of any other country or political subdivision; and (d) moral rights and economic rights of others in any of the foregoing.

“Domain Names” means all Internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith registered with or assigned by any domain name registrar, domain name registry or other domain name registration authority as part of an electronic address on the Internet and all applications for any of the foregoing.

“Due Diligence” means the legal, labour, commercial, finance and tax review process carried out until March 31st, 2023 by the Buyer and the advisors appointed by the Buyer in relation to the Group

Execution version

Companies prior to the execution of this Agreement, including the accounting and financial reports and forecasts regularly provided by Founders to Buyer from time to time.

“Employee Payments” means all: (a) bonus amounts, commissions or other incentive compensation amounts that have been or should have been accrued or are earned and unpaid for, or are payable by the Group Companies to their respective directors, managers, officers, employees, agents, consultants or equity holders as of the Closing Date, and specifically the total amount of € 1,050,800 set aside from the Closing Dividend Payments by the Seller and Founders; and (b) severance obligations, retention bonuses, “stay” bonuses and sale bonuses owed by the Group Companies their respective directors, managers, officers, employees, agents and consultants triggered in whole or in part prior to or as a result of the transactions contemplated by this Agreement or the Ancillary Agreements, in each of clauses (a) and (b), including the employer portion of any payroll, social security, unemployment or similar Taxes related thereto.

“Existing Shareholders Agreement” means that certain agreement titled Investment and shareholders agreement of the Company dated 25 November 2016 entered by the shareholders of the Company.

“Expiration Date” has the meaning set forth in Clause 8.5(a).

“Financial Statements” has the meaning set forth in Clause 5.17(a).

“Founders” has the meaning set forth in the preamble.

“Fundamental Representations” means the representations and warranties set forth in Clause 4.1 (Authority, Validity and Enforceability), Clause 4.2 (Title to Sale Shares), Clause 5.1 (Existence and Good Standing), Clause 5.2 (Power), Clause 5.3 (Capitalization; Subsidiaries), and Clause 5.24 (Brokers).

“GAAP” means the accounting principles and standards generally accepted in Spain under current applicable law.

“General Enforceability Exceptions” has the meaning set forth in Clause 4.1.

“Governmental Authority” means any government or political subdivision or regulatory authority, whether national, supra-national (including European), state, regional, local or foreign, or any agency or instrumentality of any such government or political subdivision or regulatory authority, or any federal state, local or foreign court or arbitrator.

“Group Companies” has the meaning set forth in Recital III.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing or otherwise supporting in whole or in part the payment of any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligations of the payment of such Indebtedness or to protect such obligee against loss in respect of such Indebtedness (in whole or in part). The term “Guarantee” used as a verb has a correlative meaning.

Execution version

“Income Tax” means all Taxes based upon, measured by or calculated with respect to (a) net income or profits (including any capital gains or alternative minimum taxes) or (b) multiple bases (including franchise, doing business or occupation Taxes) if one or more of the bases on which that Tax may be measured or calculated is described in clause (a) of this definition.

“Indebtedness” of any Person means, without duplication (a) any Liability of any Person (i) for borrowed money (including the current portion thereof), (ii) under any reimbursement obligation relating to a letter of credit, bankers’ acceptance, note purchase facility or similar instruments, (iii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), (iv) for all or any part of the deferred purchase price of property or services, including any “earn-out” or similar obligations or any non-compete payments, and (v) under any interest rate swap, hedging or similar agreements; or (b) any Liability of others described in the preceding clause (a) that such Person has Guaranteed, that is recourse to such Person or any of its assets or that is otherwise its legal liability or that is secured in whole or in part by the assets of such Person. For purposes of this Agreement, Indebtedness includes any and all accrued interest, success fees, prepayment premiums, make-whole premiums or penalties and fees or expenses (including attorneys’ fees) associated with the prepayment of any Indebtedness, and (B) any and all amounts owed by any Group Company to the Seller of to the Founders and their Affiliates (where applicable).

“Indemnified Party” has the meaning set forth in Clause 8.4(a).

“Indemnifying Party” has the meaning set forth in Clause 8.4(a).

“Individual R&Ws” has the meaning ascribed to it in Clause 8.1(a).

“Information Systems” means all computer hardware, databases and data storage systems, computer, data, database and communications networks (other than the Internet), architecture interfaces and firewalls (whether for data, voice, video or other media access, transmission or reception) and other apparatus used to create, store, transmit, exchange or receive information in any form.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world, by whatever name or term known or designated, tangible or intangible, whether arising by operation of law, Contract, or otherwise: (a) Copyrights; (b) Domain Names; (c) Patents; (d) Software, (e) Trademarks; (f) Trade Secrets; (g) claims and rights in and to all income, royalties, damages, claims, and payments now or hereafter due or payable with respect to any of the foregoing, and in and to all causes of action, either in law or in equity, for past, present or future infringement, misappropriation, violation, dilution, unfair competition or other unauthorized use or conduct in derogation or violation of or based on any of the foregoing rights, and the right to receive all proceeds and damages therefrom.

“Interim Financial Statements” has the meaning set forth in Clause 5.17(a).

“Knowledge of the Seller” shall mean the actual knowledge of each of Mr. Marc Elena Soler and Mr. Otto Christof Wust Acedo.

“Law” means any national, supra-national (including European), regional, local or foreign constitution, treaty, law, common law, statute, code, ordinance, rule, regulation, any ruling or decision of, agreement with or by, or other requirement of any Governmental Authority; or any amendments to or modifications of any of the foregoing.

“Leased Real Property” has the meaning set forth in Clause 5.5(a).

Execution version

“Liabilities” means any and all debts, losses, damages, adverse claims, fines, penalties, liabilities or obligations of any kind, whether direct or indirect, liquidated or unliquidated, due or whether to become due or on- or off-balance sheet, and whether in Contract, tort, strict liability or otherwise, including any arising under any Law, Proceeding or Order, and including all costs and expenses relating thereto including all reasonable fees, disbursements and expenses of legal counsel, experts, engineers and consultants and costs of investigation.

“Liability Claim” has the meaning set forth in Clause 8.4(a).

“Liens” means any assessment, easement, covenant, condition, mortgage, pledge, hypothecation, rights of others, right of first refusal, claim, security interest, encumbrance, title defect, title retention agreement, voting trust agreement, community property interest, option, lien, charge, adverse claim of ownership or similar restrictions or limitations, including any restriction on the right to vote, sell or otherwise dispose of the Sale Shares. For the avoidance of doubt, any statutory right of preference or of first refusal with respect to the Sale Shares and the Existing Shareholders Agreements shall not be considered a Lien.

“Litigation Conditions” has the meaning set forth in Clause 8.4(b).

“Loan” has the meaning set forth in Recital V.

“Loan Amount” has the meaning set forth in Recital V.

“Losses” has the meaning set forth in Clause 8.3(a).

“Material Adverse Effect” means, with respect to the Group Companies, any change, occurrence, event, development, impact, fact, circumstance, condition or effect that has individually or in the aggregate with all other changes, occurrences, events, developments, impacts, facts, circumstances, conditions or effects, a material adverse effect on the business, assets, Liabilities, results of operations, prospects or financial or other condition of the Group Companies, taken as a whole in each case other than any change, event or occurrence (a) resulting from conditions in the United States or foreign economies or securities markets in general or any change in Entravision's stock price, (b) resulting from conditions in the industry in which Entravision or the Company operates in general, or (c) directly arising out of or directly resulting from actions of Entravision in connection with this Agreement.

“Material Contracts” has the meaning set forth in Clause 5.13(a).

“Material Customers” has the meaning set forth in Clause 5.22(a).

“Material Suppliers” has the meaning set forth in Clause 5.22(b).

“Non-Competition Agreement” means the non-competition agreement executed on August 4, 2022 between Entravision Communications Corporation and Mr. Marc Elena Soler and Mr. Otto Christof Wüst Acedo.

“Notary” has the meaning set forth in Clause 3.1.

“Objection Notice” has the meaning set forth in Clause 2.2.

“Options Agreement” has the meaning set forth in Recital VI(i).

Execution version

“Order” means any order, judgment, injunction, assessment, award, decree, ruling, charge or writ of any Governmental Authority.

“Ordinary Course of Business” means the ordinary and usual course of day-to-day operations of the business of the Group Companies, as consistent with past custom and practice (including with respect to quantity and frequency); provided, however, that conduct that results in a violation of Law or breach of Contract shall in no event be deemed Ordinary Course of Business.

“Outgoing Directors” has the meaning set forth in Clause 3.2(b)(vii).

“Owned Intellectual Property” means all Intellectual Property owned (in whole or in part) by the Group Companies.

“Patents” means all patents of any country or political subdivision, including, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention, design patents, patent applications, patent disclosures, and any other indicia of invention ownership issued or granted by any Governmental Authority, including all provisional applications, priority and other applications, divisionals, continuations (in whole or in part), extensions, reissues, re‑examinations or equivalents or counterparts of any of the foregoing, and economic rights of inventors in any of the foregoing.

“Permit” means any permit (environmental or otherwise), license, approval, certificate, qualification, certification, franchise, accreditation, consent, authorization or similar document or authority issued or granted by a Governmental Authority.

“Permitted Liens” means (a) Liens for current Taxes, assessments, fees and other charges by Governmental Authorities that are not due and payable as of the Closing, (b) statutory Liens of landlords with respect to the Leased Real Property, (c) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the Ordinary Course of Business and not yet delinquent, and (d) in the case of the Leased Real Property, in addition to items (b) and (c), zoning, building, or other restrictions, variances, covenants, rights of way, encumbrances, easements and other minor irregularities in title, none of which, individually or in the aggregate, interfere in any material respect with the present use of or occupancy of the affected parcel by the Group Companies.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, unincorporated society or association, trust or other entity, or any division of such Person.

“Phantom Shares Agreements” means the agreements signed by the Company and certain employees and managers of the Company duly approved by the Company and in effect prior to the Closing Date granting them the right to obtain a compensation in cash if certain conditions and trigger events are met.

“Pledge” means the pledge granted by Onnbo to Entravision, on date 4 August 2022, over an aggregate of 37.172% of the shares of the Company.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.

“Proceeding” means any demand, action, suit, proceeding, grievance, arbitration, hearing, audit, investigation, claim or other dispute resolution or proceeding of any kind (whether judicial, administrative or arbitrative, civil, criminal, investigative informal or other, at law or in equity) commenced, filed, brought,

Execution version

or conducted, against, to, of or before or otherwise involving, any Governmental Authority or arbitrator having jurisdiction over the Group Companies or their respective properties.

“Public Deed” has the meaning set forth in Clause 3.2(a).

“Purchase Price” has the meaning set forth in Clause 2.2.

“Real Property Lease” has the meaning set forth in Clause 5.5(b).

“Response Period” has the meaning set forth in Clause 8.4(a).

“Sale Shares” has the meaning set forth in Recital II.

“Seller” has the meaning set forth in the preamble.

“Seller and Founders R&Ws” has the meaning set forth in Clause 8.1(b).

“Selling Expenses” means all unpaid costs, fees and expenses of outside professionals incurred by the Group Companies relating to the process of selling the Company, whether incurred in connection with this Agreement or otherwise, including all legal fees, accounting, tax and investment banking fees and expenses.

“Shareholders Agreement” has the meaning set forth in Recital VI(ii).

“Shareholder Release” has the meaning set forth in Clause 3.2(b)(vii).

“Shares” has the meaning set forth in Recital I.

“Software” means all computer software and code, including assemblers, applets, compilers, Source Code, Object Code, development tools, design tools, user interfaces and data, in any form or format, however fixed.

“Source Code” means computer software that may be displayed or printed in human readable form, including all related programmer comments, annotations, flowcharts, diagrams, help text, data and data structures, instructions, procedural, object-oriented or other human-readable code, and that is not intended to be executed directly by a computer without an intervening step up of compilation or assembly.

“Subsidiaries” has the meaning set forth in Recital III.

“Tax” means (a) any federal, foreign, Spanish, state, regional or local net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, escheat, abandoned or unclaimed property, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount imposed by any Law or Taxing Authority, whether disputed or not, (b) any liability for the payment of any amounts of any of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person, (c) any liability for the payment of any amounts as a result of being a party to any tax sharing or allocation agreements or arrangements (whether or not written) or with respect to the payment of any amounts of any of the foregoing types as a result of any express or implied

Execution version

obligation to indemnify any other Person and (d) any liability for the payment of any of the foregoing types as a successor, transferee or otherwise.

“Tax Returns” means all Tax returns, statements, reports, elections, schedules, claims for refund and forms (including estimated Tax or information returns and reports), including any supplement or attachment thereto and any amendment thereof.

“Taxing Authority” means any Governmental Authority responsible for the collection, administration, determination, assessment, enforcement or imposition of any Tax.

“Third Party Claim” has the meaning set forth in Clause 8.4(b).

“Threshold” has the meaning set forth in Clause 8.5(b)(i).

“Trade Secrets” means: (a) anything that would constitute a “trade secret” under applicable Law, and all other inventions (whether patentable or not), industrial designs, discoveries, improvements, ideas, designs, models, formulae, specifications, technologies, processes, algorithms, architectures, layouts, look-and-feel, methodologies, patterns, compilations, data collections, drawings, blueprints, mask works, devices, methods, techniques, processes, know-how, confidential information, proprietary information, research and development, compositions, customer lists, supplier lists, pricing and cost information, business and marketing plans and proposals where a trade secret under Law, software and technical information; and (b) moral and economic rights of authors and inventors in any of the foregoing.

“Trademarks” means trademarks, service marks, trade dress, trade style, fictional business names, trade names, commercial or commercial names, certification marks, collective marks, and other proprietary rights to any words, names, slogans, symbols, logos, devices, identifiers or combinations thereof used to identify, distinguish and indicate the source or origin of goods or services, registrations, renewals, applications for registration, equivalents and counterparts of the foregoing, and the goodwill of the business associated with each of the foregoing.

“Transaction” has the meaning set forth in Clause 1.2.

1.2
Purpose. The purpose of this Agreement is to set forth (i) the terms and conditions pursuant to which, at the Closing on the date hereof, the Seller shall sell and transfer to the Buyer, and the Buyer shall purchase and acquire from the Seller in consideration of payment of the Purchase Price, the Sale Shares (the “Transaction”) and (ii) certain other agreements reached by the Parties in respect of the Transaction.
ARTICLE 2.
PURCHASE AND SALE
2.1
Purchase and Sale of the Sale Shares. At the Closing, the Buyer shall purchase from the Seller, and the Seller shall sell, transfer, assign and deliver to the Buyer, all the Sale Shares, free and clear of any and all Liens.
2.2
Purchase Price.
(a)
Amount. In full consideration for the transfer of the Sale Shares, at the Closing, the Buyer shall pay, an amount of EUR 12,956,315.28 to the Seller (the “Purchase Price”).
(b)
Payment. The Purchase Price is paid by the Buyer simultaneously to the signature of this Agreement, by means of set-off with the Loan Amount (together with its accrued interest),

Execution version

which is deemed fully paid. Buyer and Seller irrevocable accept settlement of the Purchase Price through set-off with the Loan Amount (together with its accrued interest) as expressly stated in Clause 7.2.2.b) of the Loan.
2.3
Skyrocket Acquisition.
(a)
Skyrocket Acquisition. Seller and the Founders are interested in the acquisition of Skyrocket and have initiated a due diligence exercise on Skyrocket. The Parties agree that: (1) the Seller will cooperate with Buyer to ensure Buyer has access to all applicable information to enable Buyer to review, to Buyer’s satisfaction: (i) financial, legal and business due diligence related to Skyrocket; and (ii) the definitive transaction agreements related to the Skyrocket Acquisition, and (2) Buyer may decide whether to approve the Company (or its Subsidiary, Skyrocket Advertising, S.L.U.) undertaking the Skyrocket Acquisition, in Buyer’s sole and absolute discretion. For clarification purposes, this Clause shall not be deemed as an implied authorization of the Skyrocket Acquisition, which will be subject to prior express written approval by the Buyer, in Buyer’s sole and absolute discretion. The payments made to Skyrocket sellers and costs related to the Skyrocket Acquisition will be allocated to the Parties in a way to be mutually agreed upon by the Parties prior to any closing of the Skyrocket Acquisition.
(b)
If acquired as stated in the above paragraphs, Skyrocket shall be deemed to be Group Company for the purposes of this Agreement and the Ancillary Agreements.
ARTICLE 3.
CLOSING AND DELIVERIES
3.1
Closing. The closing of the transactions contemplated hereby (the “Closing”) take place on the date hereof (the “Closing Date”) before the Notary of Barcelona, Mr. Emilio Roselló Carrión (the “Notary”).
3.2
Closing Actions. The Parties acknowledge and agree that it is a requirement for the sale and purchase of the Sale Shares to be completed that all the below actions to be carried out on the Closing Date pursuant to this Clause 3.2, and all documents to be executed or delivered hereunder, are effectively completed and executed or delivered simultaneously (en unidad de acto) on the date hereof:
(a)
The Parties shall grant before the Notary a public deed pursuant to which (i) the Parties formalize (elevación a público) this Agreement into public deed, (ii) the Seller acknowledges satisfaction of the Purchase Price by means of the set-off of the Loan Amount, and (iii) the Seller transfers ownership and deliver the Sale Shares to the Buyer and the Buyer, in turn, acquires and receives the Sale Shares (the “Public Deed”);
(b)
The Seller shall sign and deliver, or cause to be delivered, to the Buyer the following items:
(i)
original public deed titles of ownership with respect to the Sale Shares to record in said titles the transfer of the Sale Shares to the Buyer;
(ii)
powers of attorney sufficient for the execution of this Agreement and any other Ancillary Agreement;
(iii)
a certificate issued by the joint and several directors of the Company (with their signatures duly notarized), in form and substance reasonably satisfactory to the Buyer and for its inclusion in the Public Deed, certifying with reference to the Company’s Registry Book of Shareholders

Execution version

(Libro Registro de Socios) (A) the ownership of the Sale Shares, (B) that the Sale Shares are free from any Liens, and (C) that all requirements for the transfer of the Sale Shares to the Buyer set forth by Law, the Company’s bylaws and any relevant agreement have been duly complied with;
(iv)
letter signed by all the shareholders of the Company renouncing to and waiving any preemption rights in relation to the transfer of the Sale Shares to which they might be entitled by virtue of Law, the Company’s bylaws or the Existing Shareholders Agreement;
(v)
adequate evidence of the termination of the Existing Shareholders Agreement signed by all the shareholders of the Company;
(vi)
the transfer of the Sale Shares shall be recorded in the Company’s Registry Book of Shareholders;
(vii)
a duly executed release in the form mutually agreed to by the Buyer (the “Shareholder Release”) from the Seller and the Founders; and
(viii)
A General Shareholders’ meeting in the Company shall be held with universal nature adopting, the following resolutions: (i) resignation of the current joint and several directors of the Company, (ii) change of the Company’s management structure to a Board of Directors; (iii) appointment of the Board members listed in Clause 4.4. of the Shareholders Agreement; (iv) approval of new by-laws of the Company. Concomitantly, a Board of Director’s meeting shall be held appointing the Chairman and Secretary of the Board of Directors of the Company in accordance with the above referred Clause 4.4. of the Shareholders Agreement.
(ix)
Delivery by the Buyer of discharge letters for the benefit of the director(s) undertaking, in the absence of fraud or gross negligence, not to bring any direct action against him/them for any past action in his/its condition as director in relation to the management of the Company.
(c)
The Founders and the Buyer shall execute the Options Agreement and shall grant before the Notary a public deed pursuant to which Options Agreement is notarized (elevación a público). The Option rights over the Founders’ Shares shall be recorded in the Company’s Registry Book of Shareholders
(d)
The Founders and the Buyer shall declare the termination and effectively terminate the Pledge (including the Promise to Pledge as described under the Pledge) including any and all rights and obligations stated therein, and the Irrevocable Power of Attorney granted on the same date in connection therewith.
(e)
The Founders, the Buyer, and the Company shall execute the Shareholders Agreement and shall grant before the Notary a public deed pursuant to which the Shareholders Agreement is notarized (elevación a público).
(f)
The Founders shall deliver written evidence of the termination of the Phantom Shares Agreements signed by the Company and certain managers, consultants and employees of the Company, expressly releasing the Buyer from any direct or indirect liability that may arise in connection with the same and/or any claim any employee, manager or shareholder of the Company may have against the Company in relation to any existing or deemed employee stock option, phantom shares or incentive plan for the benefit of any of the employees, managers and/or shareholders (whether in writing or orally).

Execution version

3.3
Non-competition agreements. On the Closing Date the Buyer and each of Mr. Marc Elena Soler and Mr. Otto Christof Wust Acedo, shall execute an amendment to the Non-Competition Agreement regulating an extension of the term of the non-competition obligations until completion of the Restricted Period (as such term is defined in the Non-competition Agreement).
ARTICLE 4.
REPRESENTATIONS AND WARRANTIES
RELATING TO THE seller and the founders

The Seller and each of the Founders jointly but not severally (mancomunadamente) represent and warrant to the Buyer as follows in respect of itself and the Group Companies:

4.1
Authority, Validity and Enforceability. The Seller and each of the Founders have all requisite power and authority or capacity, as applicable, to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, has been duly authorized and approved by all required action on the part of such Seller or Founder, where applicable. This Agreement and each of the Ancillary Agreements has been duly executed and delivered by the Seller and each of the Founders and, assuming due authorization, execution and delivery by the Buyer, represent the legal, valid and binding obligation of the Seller or Founder enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar Laws and principles of equity affecting creditors’ rights and remedies generally (the “General Enforceability Exceptions”). No further action on the part of the Seller or any of the Founders is or will be required in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.
4.2
Title to Sale Shares. The Seller (a) is the record and legal owner of the Sale Shares as set forth on Exhibit I, (b) has full power, right, and authority, and any approval required by Law, where applicable, to make and enter into this Agreement and to sell, transfer, assign, convey and deliver the Sale Shares to the Buyer, and (c) has good and marketable title to such Sale Shares free and clear of all Liens (other than the Pledge to be terminated on this date). Upon the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof, at the Closing, the Buyer will acquire good and valid title to the Sale Shares free and clear of all Liens.
4.3
No Conflict. Neither the execution of this Agreement or the Ancillary Agreements, nor the performance by each of the Seller or the Founders of their obligations hereunder or thereunder will (a) violate or conflict with any Law or Order applicable to any of them or by which any of its properties or assets are bound, (b) violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or the loss of a material benefit under, or constitute (with notice or lapse of time, or both) a default under the terms of any Contract to which the Seller or any of the Founders is a party or by which any of its assets or properties are bound or (c) result in the creation or imposition of any Lien with respect to, or otherwise have an adverse effect upon, the Sale Shares.
4.4
Litigation. There is no Order outstanding and no Proceeding pending, or to the knowledge of the Seller, threatened against it that would give any Person the right to enjoin or rescind the transactions contemplated by this Agreement or the Ancillary Agreements, or otherwise prevent the Seller or the Founders from complying with the terms thereof.

Execution version

ARTICLE 5.
REPRESENTATIONS AND WARRANTIES
RELATING TO THE COMPANY and the subsidiaries

The Seller and each of the Founders jointly but not severally (mancomunadamente) represent and warrant to the Buyer as set forth in this Clause 5. For avoidance of doubt, all references to the Group Companies in this Clause 5 shall include reference to the Company and the Subsidiaries identified in Recital B.

5.1
Existence and Good Standing. The Company and the Subsidiaries are each duly formed and incorporated, validly existing and registered and in good standing (or equivalent status) under the Laws of their respective jurisdiction of formation or organization. The Company and the Subsidiaries are duly authorized, qualified or licensed to do business and conduct their operations in their respective jurisdiction of formation or organization, and are duly authorized, qualified or licensed to do business and conduct their operations as foreign entities and are in good standing in each of the jurisdictions where the Group Companies are required to be so qualified. True, correct and complete copies of the organizational documents of the Group Companies, including their bylaws, each as currently in effect and reflecting all amendments thereto until the Closing Date have been delivered to the Buyer. Such organizational documents are in full force and effect, and the Group Companies are not in violation of any provision thereof. The Book of Minutes (“Libro Registro de Actas”) of the Company fully reflects all the decisions taken by the general shareholders’ meetings and the management body until the date hereof.
5.2
Power. Each of the Group Companies has the requisite power and authority to (a) own, operate and lease their properties and assets as and where currently owned, operated and leased and (b) carry on its respective business as currently conducted.
5.3
Capitalization; Subsidiaries.
(a)
Exhibits I, II and III set forth a true and complete statement of, respectively, all the Shares of the Company and the issued and outstanding shares of capital stock of the Subsidiaries, and in each case, the holders thereof, which represent the only issued and outstanding shares of capital stock of the Company and the Subsidiaries. Except as set forth in Appendix 5.3(a) all of Shares of the Company, together with the outstanding shares of capital stock of the Subsidiaries, have been duly authorized and are validly issued, fully paid and non-assessable and were issued in compliance with all state, regional or foreign securities Laws and any preemptive rights, rights of first refusal or contractual rights of any Person.
(b)
Except as set forth in the Options Agreement to be executed on the Closing Date, there are no issued or authorized options, warrants, purchase rights, calls, claims of any character, convertible or exchangeable securities, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Group Companies to issue, transfer, redeem, repurchase, sell or otherwise cause to become issued any of its equity securities, and, there are no issued or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any of the Group Companies.
(c)
Except as set forth in the Options Agreement and the Shareholders Agreement to be executed on the Closing Date, (i) there are no Contracts relating to the issuance, sale, transfer or voting of any share of capital stock of any of the Group Companies and (ii) there is no obligation, contingent or otherwise, of any of the Group Companies to repurchase, redeem or otherwise acquire any share of the capital stock or other equity securities of any of the Group Companies or provide funds to, or make any investment in (in the form of a loan, capital contribution or otherwise), or provide any Guarantee with respect to the obligations of any other Person. There are no holders of bond, debentures, notes or other Indebtedness of any of the Group Companies having the right to vote or consent (or convertible into or

Execution version

exchangeable for securities of any of the Group Companies having the right to vote or consent) on any matters on which the shareholders of any of the Group Companies may vote.
(d)
Except as set forth on Recital III, neither the Company nor any Subsidiary controls, directly or indirectly, or has any direct or indirect equity participation in any Person.
5.4
No Conflict; Required Filings and Consents.
(a)
Neither the execution of this Agreement or the Ancillary Agreements, nor the performance by the Seller, the Founders and/or the Company of their obligations hereunder or thereunder will (i) violate or conflict with (A) the articles of organization, bylaws, or similar organizational documents of any Group Company, or (B) any Law or Order applicable to any Group Company or by which any of its respective properties or assets are bound, (ii) violate, conflict with or result in a breach or termination of, or otherwise give any Person additional rights or compensation under, or the right to terminate or accelerate, or result in the loss of a material benefit under, or constitute (with notice or lapse of time, or both) a default under the terms of any Material Contract to which any Group Company is a party or by which any of the assets or the properties of any Group Company are bound or (iii) result in the creation or imposition of any Lien with respect to the properties or assets of any Group Company.
(b)
No consent, approval or authorization of any Person or Governmental Authority is required by the Seller or Founders in connection with (i) the execution and delivery by the Seller, the Founders and/or the Company of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby, or (ii) the continuing validity and effectiveness immediately following the Closing of any Material Contract of any Group Company.
5.5
Real Property.
(a)
Owned Real Property. None of the Group Companies owns or has ever owned any real property.
(b)
Leased Real Property. Appendix 5.5(b) sets forth a complete list of all leasehold or sub-leasehold estates and other material rights of the Group Companies to possess, use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property (“Leased Real Property”), and all leases, subleases, licenses or other similar Contracts related thereto. With respect to each Leased Real Property, there are no leases, subleases, licenses or other similar Contracts granting to any other Person the right of use or occupancy of any portion of such Leased Real Property. The Seller has provided to the Buyer a true, correct and complete copy of each lease, sublease, license and other similar Contracts for Leased Real Property (each, a “Real Property Lease”). During the last 12 months, none of the Group Companies has received or given any notice of any default or event that with notice of lapse of time, or both, would constitute a default by such Group Company under any Real Property Lease or sublease and, to the Knowledge of the Seller, no other party is in default thereof, and no party to any lease or sublease has exercised any termination rights with respect thereto.
5.6
Personal Property. Each Group Company has good and marketable title to, or a valid leasehold interest in, all its tangible personal property and assets, in each case free and clear of all Liens. The tangible personal property and assets of the Group Companies are in good operating condition and repair (subject to normal wear and tear).
5.7
Litigation. Other than those identified in Appendix 5.7 herein, there are no material Proceedings pending or, to the Knowledge of the Seller, threatened against or by, related to or affecting any Group Company or their respective business, operations or assets. To the Knowledge of the Seller, no event

Execution version

has occurred, or circumstances exist that could give rise to or serve as a basis for the commencement of any Proceeding against, related to or affecting any Group Company or their respective business, operations or assets that may have a Material Adverse Effect. There are no Proceedings pending or, to the Knowledge of the Seller, threatened that question the legality, validity or enforceability of this Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby or that could, individually or in the aggregate, reasonably be expected to materially impair the ability of any Group Company or the Seller to perform on a timely basis their obligations under this Agreement or the Ancillary Agreements.
5.8
Compliance with Laws and Orders.
(a)
Each Group Company is in compliance in all material respects with all Laws and Orders, in each case, applicable to each Group Company or their respective business, operations or assets. None of the Group Companies has received notice from any Governmental Authority regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, or liability under any Law or Order, in each case, applicable to any Group Company or their respective business, operations or assets, or (ii) any actual, alleged, possible or potential obligation or liability of any Group Company that is not incurred in the Ordinary Course of Business.
(b)
None of the Group Companies nor, to the Knowledge of the Seller, any of their respective, direct or indirect, shareholders, equity holders, directors, officers, representatives, employees or agents or any other Person acting on behalf of any such Person have, with respect to the business of any of the Group Companies, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to any political activity, (ii) made or offered to make any material unlawful payment to any government official or employee or any political party or campaign, or (iii) taken any action that would be deemed a violation of any provision of any applicable international anti-bribery conventions or applicable international or local anti-corruption or bribery Laws.
(c)
None of the Group Companies has violated any currency exchange or other similar Law applicable to such Group Company.
(d)
Other than those listed in Appendix 5.8(d), none of the Group Companies has received and is and will be the beneficiary of any other grant, subsidy or financial assistance from any Governmental Authority.
(e)
None of the Group Companies nor, to the Knowledge of the Seller, any of their respective, direct or indirect shareholders, equity holders, directors, officers, representatives, employees or agents have been involved in any proceedings relating to white collar crimes and crimes of insider trading, embezzlement, money laundering or theft, among others of similar nature. No current or past Affiliate of any Group Company has been involved in any proceedings relating to the foregoing during the period in which such Person was an Affiliate of such Group Company.
5.9
Necessary Property. The Group Companies are the only operations through which the Group Companies’ business is conducted, and the assets and properties, tangible and intangible, currently owned, leased or licensed by the Group Companies constitute all the assets and properties reasonably necessary for the continued conduct of their business after the Closing Date in substantially the same manner as conducted prior to the Closing Date.
5.10
Conduct of Business. Since July 1, 2022, and excluding (i) the series of transactions that have lead the Seller own the Sale Shares, and (ii) the Closing Dividend Payment; the business and operations of the Group Companies have been conducted in the Ordinary Course of Business and there has not occurred any facts, events, developments or circumstances that, individually or in the aggregate, has

Execution version

had or would reasonably be expected to have a Material Adverse Effect on any of the Group Companies. Without limiting the generality of the foregoing, since July 1, 2022, none of the Group Companies has:
(a)
declared, set aside, made or paid any dividend or other distribution in respect of the capital stock of, or other equity interests in, any of the Group Companies or repurchased, redeemed or otherwise acquired any outstanding shares of the capital stock or other securities of, or other ownership interests in, any of the Group Companies;
(b)
transferred, issued, sold, pledged, encumbered or disposed of any shares of capital stock or other securities of, or other equity interests in, any of the Group Companies or granted options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other securities of, or other equity interests in, any of the Group Companies;
(c)
effected any recapitalization, reclassification, stock split, combination or like change in the capitalization of any of the Group Companies, or amended the terms of any outstanding securities of any of the Group Companies;
(d)
amended the organizational documents of any of the Group Companies, except the change of corporate address of ZinkDo Digital, S.L. which has been previously authorized by the Buyer;
(e)
except in the Ordinary Course of Business, which shall be deem to exclude for the exclusive purposes of this section, the current Phantom Share Agreements terminated with all beneficiaries prior to Closing and paid after Closing and those identified in Appendix 5.12(a): (i) increased the salary or other compensation or fringe benefits by more than 25% of any director, officer, employee or consultant of any of the Group Companies, (ii) granted any bonus, benefit or other direct or indirect compensation to any director, officer, employee or consultant (or set or adjusted performance targets under any existing bonus arrangements), (iii) increased the coverage or benefits available under any (or created any new) or otherwise modified or amended or terminated any such employee plan, (iv) retained the services of any new director, officer, employee or consultant with a gross annual consideration exceeding EUR 60,000, (v) entered into any employment, deferred compensation, severance, special pay, consulting, non-competition or similar agreement or arrangement with any directors, officers, employees, agents or consultants of any of the Group Companies (or amended any such agreement to which such Group Company is a party), (vi) taken any action to fund or in any other way secure the payment of compensation or benefits under any Contract or employee plan, (vii) transferred assets from any employee plan or any trust, fund or account related thereto (other than in connection with the payment of benefits to an applicable participant (or beneficiary thereof) under such employee plan in the Ordinary Course of Business, or (viii) exercised any discretion to accelerate the vesting or payment of any compensation or benefit under any employee plan;
(f)
issued, created, incurred, assumed, guaranteed, endorsed or otherwise become liable or responsible with respect to (whether directly, contingently or otherwise) any new Indebtedness or modified the terms of any Indebtedness or other liability, except as provided in Appendix 5.13.(a)(i);
(g)
except in the Ordinary Course of Business and unless such amounts were in dispute in good faith, paid, repaid, failed to pay, delayed payment, discharged, purchased, repurchased or satisfied any Indebtedness (other than the accrual of interest pursuant to Indebtedness existing on the date hereof);
(h)
subjected to any Lien, allowed or suffered to be encumbered, any of the properties or assets (whether tangible or intangible) of, or used by, any Group Company;

Execution version

(i)
acquired any material properties or assets or sold, assigned, licensed, transferred, conveyed, leased or otherwise disposed (including canceled or compromised any debt or claim or waived or released any material right) of any of the material properties or assets of, or used by, any Group Company, other than in the Ordinary Course of Business;
(j)
other than the amounts related to the termination of the current Phantom Shares Agreements, and the bonusses identified in Appendix 5.12(a), entered any commitment for capital expenditures of any Group Company in excess of EUR 25,000 for any individual commitment or EUR 50,000 for all commitments in the aggregate, other than in the Ordinary Course of Business;
(k)
introduced any material change with respect to the operation of any Group Company, including any material change in the types, nature, composition or quality of its products or services, or, other than in the Ordinary Course of Business, made any change in product specifications or prices or terms of distributions of such products or changed its pricing, discount, allowance or return policies or granted any pricing, discount, allowance or return terms for any customer or supplier not in accordance with such policies;
(l)
entered any transaction or entered, modified or renewed any Material Contract, which by reason of its size, nature or otherwise is not in the Ordinary Course of Business;
(m)
made any investments in or loans to, or paid any fees or expenses to, or entered or modified any Contract with any Affiliate, other than inter-company loans in the Ordinary Course of Business, other than the loan agreements identified in Appendix 5.23;
(n)
made any material change in its accounting or Tax reporting principles, methods or policies, except as required by GAAP or applicable Law or as disclosed in the notes to the Financial Statements;
(o)
entered any Contract, understanding or commitment that restrains, restricts, limits or impedes the ability of any Group Company to compete with or conduct any business or line of business in any geographic area or solicit the employment of any persons;
(p)
terminated, amended, restated, supplemented or waived any rights under any Material Contract, other than in the Ordinary Course of Business;
(q)
settled or compromised any pending or threatened Proceeding or any claim or claims for, or that would result in a loss of revenue of, an amount that could, individually or in the aggregate, reasonably be expected to be greater than EUR 25,000;
(r)
changed or modified its credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables (whether or not past due) or failed to pay or delayed payment of payables or other Liabilities;
(s)
taken any action which would adversely affect the ability of the Parties to consummate the transactions contemplated by this Agreement;
(t)
failed to pay any required maintenance or other similar fees or otherwise failed to make required filings or payments required to maintain and further prosecute any applications for registration of Intellectual Property;

Execution version

(u)
reimbursed, or made any promises, arrangements, obligations, agreements, or commitments to reimburse, the expenses of any employee or director of any Group Company, except for ordinary, necessary and reasonable expenses that were directly related to the conduct of such Group Company’s business; or
(v)
agreed to do anything prohibited by this Clause 5.10.
5.11
Labor Matters.
(a)
None of the Group Companies has any Liability for any payment to any trust or other fund or to any Governmental Authority with respect to unemployment compensation benefits, workers compensation, social security or other benefits or obligations for employees or other service providers of any Group Company (other than in accordance with Law or routine payments to be made in the Ordinary Course of Business). There are no claims pending against any Group Company under any workers’ compensation plan, policy or collective bargaining agreement, for unemployment compensation benefits or for long term disability. To the Knowledge of the Seller, no Person currently or previously employed by or providing services to any Group Company or subcontracted by it has been involved in an accident in the course of such employment or subcontracting that would have caused other than minor injury, nor has any such Person been exposed to occupational health hazards in any Group Company’s service. There have been no claims (settled or unsettled) for injury or occupational health hazard against any Group Company by any employee, service provider or subcontractor.
(b)
Since July 1, 2022 until Closing, no Liability has been incurred by any Group Company for unfair dismissal, unlawful termination or any local law equivalent thereof, severance or redundancy payments, unemployment compensation, golden parachute, bonus or otherwise accruing from the termination of any officers, directors, employees (permanent, temporary, part-time or otherwise) or independent contractors. No material claims or Proceedings relating to employment or employment practices or union practices, including for discrimination, sexual, moral or other harassment, breach of employment rights and obligations, salary payments or social security have been made nor are any such claims pending or, to the Knowledge of the Seller, threatened, nor are there any facts or circumstances which may give rise to such a claim being made.
(c)
No Group Company is a party to or bound by any labor union or similar Contract, and no collective bargaining agreement is being negotiated by any Group Company. To the Knowledge of the Seller, there are not any activities or proceedings of any labor union or similar organization to organize employees of any Group Company. There is no labor dispute, strike or work stoppage against any Group Company pending or, to the Knowledge of the Seller, threatened that would reasonably be expected to interfere materially with the business activities of any Group Company, and there have not been any labor disputes, strikes or work stoppages against any Group Company during the last five years.
(d)
Appendix 5.11(d) sets forth a true, correct and complete list of all officers, directors, employees (permanent, temporary, part-time or otherwise) of each of the Group Companies and those consultants or service providers that provide personnel for the operations of the Business at February 28, 2023. Appendix 5.11(d) shows each such Person’s ID in each company, employer, position, type of contract and expiration date (when applicable), approximate date of commencement of service or appointment to office, rates of compensation, bonuses and fringe benefits (including “in kind” compensation) for the current fiscal year, and severance or termination payment or notice obligations payable in excess of those required or mandated by Law. Any and all payments to each employee at any time and for any reason, including but not limited to salaries, bonuses, commissions, board fees, awards and any payment under any Employee Benefit Plan, have been paid in full, comply with the relevant

Execution version

provisions of applicable Law and/or collective bargaining agreement have been properly registered and all appropriate withholdings, social security and pension funds contributions have been made and paid in full, or held to be paid to the relevant Governmental Authority.
(e)
Other than those listed in Appendix 5.11 (e), there are no other written personnel manuals, handbooks, policies, rules or procedures currently in effect applicable to any employee of any Group Company.
(f)
There are no charges, complaints or investigations pending or, to the Knowledge of the Seller, threatened against the Company before the Spanish Labor and Social Security Inspection or any other Governmental Authority in any jurisdiction having responsibility for labor Laws, labor relations and other labor matters.
(g)
To the Knowledge of the Seller, none of the employees of any Group Company are in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation to a concurrent or former employer relating to the right of such employee to be employed by any Group Company, or such Person’s knowledge or use of Trade Secrets or proprietary information.
(h)
Each Group Company has complied and is currently in compliance in all material respects with all Laws and applicable collective bargaining agreement. All personnel of each of the Group Companies are correctly classified as employees, independent contractors, or otherwise for all purposes (including any applicable Tax and employment policies or Law) and no Group Company has to the Knowledge of the Sellers, improperly classified any independent contractor who should have been classified and treated as “employees” under applicable Law. Other than those listed in Appendix 5.11(h), none of the Group Companies has engaged any contractors, subcontractors or freelances who may be constructed by the tax or social security authorities or any other Governmental Authority to be employees of any of the Group Companies. No Group Company has ever used the services of unpaid interns or unpaid volunteers.
(i)
Each Group Company has duly paid in full in a timely manner all social security contributions, social provision contributions and any other kind of costs or expenses to be paid in accordance with social security regulations and are up to date in their social security payment obligations and have filed with the Social Security relevant due statements, notices and forms. Each Group Company complies with all labor and social security obligations in connection with its employees.
(j)
No current or former employee, officer, director, consultant or other service provider of any Group Company is indebted to such Group Company, except for advances for ordinary business expenses in the Ordinary Course of Business as foreseen in the labor legislation (art. 29 Estatuto de los Trabajadores). The Group Companies have no obligation to reimburse any employee, director, or officer of any Group Company for any expense incurred prior to the date hereof, except for expenses incurred in the Ordinary Course of Business and related to the conduct of such Group Companies’ business.
(k)
All employees of the Group Companies are properly registered as such in accordance with all Laws and Social Security regulations, and such registrations are complete, accurate and updated to reflect the current situation of all employees. The full compensation of each employee has been duly registered in the applicable Group Company as required by the laws applicable to each Group Company.

Execution version

(l)
All labor and social security information of the Group Companies’ employees recorded in the labor books and records of the Group Companies is accurate (especially concerning starting date of employment and registered salary) and complies with all Laws.
5.12
Employee Benefit Plans.
(a)
Appendix 5.12(a) sets forth a complete list of (i) all “employee benefit plans including health benefits, retirement, and death or disability plans or related benefits, (ii) all other severance pay, salary continuation, bonus, deferred bonus or awards, incentive, stock option, phantom stock, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds or arrangements of any kind and (iii) all other employee benefit plans, contracts, programs, funds or arrangements (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated), in respect of any present or former directors, managers, officers, or employees of the Group Companies (all of the above being individually or collectively referred to as an “Employee Benefit Plan” or “Employee Benefit Plans”, respectively), except for all such plans, contracts, programs, funds or arrangements that the Group Companies are required by Law to provide generally to directors, managers, officers, or employees. No Group Company has any liability with respect to any plan, arrangement or practice of the type described in the preceding sentence.
(b)
The Group Companies have at all times complied with all Laws and regulations regarding the externalization of pension commitment obligations and has formalized the life and accident insurance policies required by applicable the law or collective bargaining agreement.
(c)
Except for any employment agreements or other compensation arrangements approved by Buyer and to be entered into with the key managers and certain members of senior management of the Group Companies in connection with the Closing, no Group Company has agreed or committed to institute any plan, program, arrangement or agreement for the benefit of current or former directors, managers, officers, employees, agents or consultants (or dependents of such Persons) of any Group Company, including the Phantom Shares Agreements and the closing bonus payments detailed in Section 3 of the Appendix 5.12(a), establishing special remuneration or bonuses, deferred compensation, right to retirement, pension, stock or share purchase option, special indemnities or any agreement of any nature whereby any of the Group Companies is bound to assume any commitment.
(d)
All contributions required to be paid with respect to workers’ compensation arrangements of any Group Company have been made or accrued as a liability in the Financial Statements.
(e)
All employees of each Group Company are in active service cand no employees or former employees of any Group Company are receiving salary continuation, short-term disability or long-term disability benefits under any employee plan.
5.13
Material Contracts.
(a)
Appendix 5.13(a) sets forth a correct and complete list of the following enforceable Contracts to which the Company is a party to or to which any of the assets of the Company are bound (such contracts are, collectively, the “Material Contracts”):
(i)
Indebtedness of the Group Companies or the Guarantee of the repayment of Indebtedness of the Group Companies or any other Person or granting of Liens on any property or asset of any Group Company;

Execution version

(ii)
relating to advances or loans by any Group Company to any other Person, other than advances for prepaid services in the Ordinary Course of Business or for ordinary and necessary employee travel;
(iii)
containing covenants limiting the freedom of any Group Company to compete or engage in any line of business or with any Person or in any geographic area or market;
(iv)
with any related party (other than any of the Group Companies);
(v)
for the purchase of services, technology, materials, supplies or equipment that involves more than EUR 100,000;
(vi)
providing for the sale or furnishing, of materials, supplies, services, merchandise or equipment (including Information Systems or Software or other property or services) in excess of EUR 500,000;
(vii)
concerning any capital expenditures in excess of EUR 25,000 individually or EUR 50,000 in the aggregate;
(viii)
granting to any Person a first refusal, first-offer or similar preferential right to purchase or acquire any right, asset, property or service of any Group Company;
(ix)
pertaining to (A) the lease of real property (including all Real Property Leases) or (B) equipment or other personal property in excess of EUR 25,000;
(x)
involving any Governmental Authority for the provision of services in excess of EUR 30,000; or
(xi)
involving the acquisition or disposition of any business enterprise or line of business, whether via merger, stock or asset purchase or otherwise; or
(b)
Each Material Contract is a valid, binding and enforceable obligation of the applicable Group Company and, to the Knowledge of the Seller, and the other parties thereto, enforceable in accordance with its terms. With respect to the Material Contracts listed (or required to be listed) on Appendix 5.13(a): (i) no Group Company nor any other party thereto, is in default under or in violation of any material obligations to be performed by it thereunder, (ii) to the Knowledge of the Seller, no event has occurred that, with notice, would constitute such a material default or violation, (iii) no Group Company has released any of its rights under any Material Contract and (iv) no party to a Material Contract has repudiated any of the terms thereof or, to the Knowledge of the Seller, threatened to terminate, cancel or not renew any Material Contract.
5.14
Permits. There are no material Permits, whether written or oral, necessary or required for the conduct of the business of the Group Companies.
5.15
Intellectual Property.
(a)
Appendix 5.15(a) sets forth, with countries, registration and application numbers and dates indicated, as applicable, a complete and correct list of all the following Intellectual Property owned by each Group Company: (i) Patents; (ii) registered Copyrights and applications therefor; (iii) registered Trademarks, material unregistered Trademarks, and applications for registration of

Execution version

Trademarks; and (iv) Domain Name registrations and applications therefor. All fees associated with maintaining any items required to be set forth on Appendix 5.15(a) have been paid in full in a timely manner to the proper Governmental Authority. All of the items required to be listed on Appendix 5.15(a) have been duly registered with, filed in or issued by, as the case may be, the applicable filing offices, domestic or foreign, to the extent necessary or desirable to ensure full protection under any applicable Intellectual Property Law, and such registrations, filings, issuances and other actions remain in full force and effect.
(b)
No current or former shareholder, member, partner, director, manager, officer, employee, consultant, contractor, agent or other representative of any Group Company owns or claims any rights in (nor has any of them made application for) any Intellectual Property owned or used by any Group Company.
(c)
Each Group Company uses reasonable measures to maintain the secrecy of all Trade Secrets of such Group Company.
(d)
The operation of the Group Companies’ business as currently conducted or any part thereof, and the possession or use of any Owned Intellectual Property has, does and, to the Knowledge of the Seller, will not infringe, misappropriate, dilute, violate or otherwise conflict with any Intellectual Property right of any other Person nor does or will the operation of the Group Companies’ business, as currently conducted, constitute unfair competition or deceptive or unfair trade practice. To the Knowledge of the Seller, none of the Intellectual Property owned by any Group Company is being infringed or otherwise used or available for use by any Person other than a Group Company.
(e)
The Group Companies are in compliance with all material respects with all relevant requirements of any applicable data protection Law, Order, including compliance with the Group Companies’ own data protection principles, requests from data subjects for access to data held by the Group Companies and any Law, Order or industry standard requirements relating to the registration of data users insofar as the same pertain to any aspect of the Group Companies’ business. The Group Companies have not received any Order or other notification from a Governmental Authority regarding non-compliance or violation of any data protection principles or Law. No Person has claimed any compensation from any Group Company for the loss of or unauthorized disclosure or transfer of personal data and, to the Knowledge of the Seller, no facts or circumstances exist that might give rise to such a claim insofar as the same relate to any Group Company.
(f)
Appendix 5.15(f) lists all material Information Systems used by the Group Companies and operated by any other Person. Except for the Internet and those Information Systems set forth on Appendix 5.15(f) all Information Systems used by the Group Companies are owned, controlled and operated by such Group Company and are not wholly or partly dependent upon any Information System of any other Person (other than the Internet). All Information Systems used by any Group Company are sufficient for the conduct of its business as currently conducted. Each Group Company uses reasonable means, consistent with state of the art generally available to the public, to protect the security and integrity of all Information Systems used by such Group Company. Each Group Company’s use of any Software does not exceed the scope of any license to such Software.
(g)
With the exception set forth in Appendix 5.7(3), no Proceeding is pending or, to the Knowledge of the Seller, threatened, that (i) challenges the rights of any Group Company in respect of any Intellectual Property or the scope of Intellectual Property or (ii) asserts that the operation of the business of any Group Company is, was or will be infringing or otherwise in violation of any Intellectual Property, or is, except as set forth in a Contract listed on Appendix 5.13(a), required to pay any royalty, license fee, charge or other amount with regard to any Intellectual Property. None of the Owned Intellectual

Execution version

Property is or has been subject to any Order, and none of the Group Companies has been subject to any Order in respect of any other Person’s Intellectual Property.
(h)
The Owned Intellectual Property, together with the Intellectual Property that is licensed to any Group Company constitutes all the Intellectual Property necessary to operate the business of the Group Companies, as applicable, as it is currently conducted.
5.16
Insurance.
(a)
Appendix 5.16(a) lists the insurance policies in force and maintained by the Group Companies.
5.17
Financial Statements.
(a)
True, correct and complete copies of the following financial statements have been made available to Buyer or its advisors during the Due Diligence process: (i) the Company’s audited and Subsidiaries’ unaudited annual balance sheet and income statement of the Company and the Subsidiaries as of December 31, 2021 and December 31, 2022 (the “Financial Statements”), and (ii) the unaudited balance sheet and income statement of the Company and the Subsidiaries for the period between January 1st 2023 and February 28 2023, (the “Interim Financial Statements”).
(b)
The Financial Statements present fairly, in all material respects, the financial position and results of operations, of the Company and Subsidiaries at the dates and for the time periods indicated and have been prepared in accordance with GAAP. The Interim Financial Statements present fairly, in all material respects, the financial position and results of operations of the Subsidiaries at the date and for the period indicated and have been prepared in accordance with GAAP. The Financial Statements and the Interim Financial Statements were derived from the books and records of each Group Company, which are true, correct and complete, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The Group Companies’ internal controls and procedures are sufficient to ensure that the Financial Statements and the Interim Financial Statements are accurate in all material respects.
(c)
No Group Company has any Liabilities arising out of transactions or events entered into prior to the Closing Date, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events occurring prior to the Closing Date, except: (i) Liabilities reflected in the Interim Financial Statements and/or expressly disclosed to Buyer prior to Closing Date; or (ii) Liabilities that have arisen after the date of the Interim Financial Statements in the Ordinary Course of Business; none of which relates to (A) breach of Contract, (B) breach of warranty, or (C) violation of Law.
5.18
Accounts Receivable. All accounts receivable as of the Closing Date of the Company as reflected on the Interim Financial Statements and the accounts receivable arising after the date thereof represent sales made in the Ordinary Course of Business or valid claims as to which full performance has been rendered by a Group Company. All of the accounts receivable and notes receivable of the Group Companies are, in the aggregate, collectible in full, net of the reserve therefor reflected in the Interim Financial Statements, within 120 days of the Closing Date. Except as reflected in Appendix 5.7(2), there are no other material disputes with respect to any of the accounts receivable of any Group Company as of the Closing Date. No counter claims, defenses, offsetting claims or adjustments with respect to the accounts receivable of the Group Companies as of the Closing Date are pending or, to the Knowledge of the Seller, threatened. No Group Company has agreed to any material deduction, discount or other deferred price or quantity adjustment with respect to any of its accounts receivables other than the Ordinary Course of Business.

Execution version

5.19
Bank Accounts. Appendix 5.19 sets forth a true, correct and complete list of (a) the name and address of each bank with which each Group Company has an account or safe deposit box, (b) the name of each Person authorized to draw thereon or have access thereto and (c) the account number for each bank account of each Group Company.
5.20
Books and Records. All books, records and accounts of each Group Company are true, correct and complete and are maintained in all material respects in accordance with good business practice and all applicable Laws. The minute books and record books of each Group Company previously provided to the Buyer are true, correct and complete and accurately reflect in all material respects all actions taken by the relevant Group Company.
5.21
Taxes:
(a)
All Tax Returns with respect to any Pre-Closing Tax Period by or on behalf of any Group Company, to the extent required to be filed on or before the Closing Date, have been timely filed or extended in accordance with all applicable Laws. The Group Companies are not required to file any Tax Returns in any country other than the country of their organization or formation, including as a result of its purchase or supply of products or services (whether remotely, digitally or otherwise) in any other country.
(b)
All Tax Returns with respect to Pre-Closing Tax Periods correctly and completely reflect the facts regarding the income, business, assets, operations, activities and status of each Group Company.
(c)
All Taxes due and payable by any Group Company (whether or not shown as due and payable on any Tax Return) have been timely paid to the appropriate Taxing Authority, and all Taxes of any Group Company which are accrued but not yet due and payable were incurred in the Ordinary Course of Business of such Group Company, consistent with past practices, and are duly recorded in the Financial Statements.
(d)
Each Group Company has duly and timely complied with all Tax reporting obligations, filings or providing information, returns or reports that are required to have been filed or provided, and has accurately reported all information required to be included on such returns or reports and, in respect of the Company, it has duly and timely filed the applicable returns regarding withholding tax on employment, consulting and financial income, and income payable to non-tax residents in Spain.
(e)
Each Group Company has correctly withheld and timely remitted to the appropriate Taxing Authority all Taxes required to have been withheld and remitted in connection with (i) amounts paid, accrued or owing to any employee, independent contractor, creditor, any of the Seller, the Founders or other Person, (ii) amounts paid, accrued or owing to any person which is non-resident in Spain for tax purposes, and (iii) amounts paid, accrued or owing under any financing transaction of any kind entered into by the Company. Any amount so withheld or deducted (or which should have been withheld or deducted in accordance with applicable laws) but not yet due and payable to the relevant taxing authority is duly reflected in the Company’s Financial Statements.
(f)
Except as provided in Appendix 5.21(f) no other Taxes applicable to any Group Company with respect to any Pre-Closing Tax Period have ever been audited by any Taxing Authority.
(g)
No Group Company has granted, or has had granted on its behalf, any extension or waiver of the statute of limitations period applicable to any Tax or within which any Tax may be assessed

Execution version

or collected by any Taxing Authority, which period (after giving effect to such extension or waiver) has not yet expired.
(h)
There is no Proceeding now pending or, to the Knowledge of the Seller, threatened against or with respect to any Group Company in respect of any Tax.
(i)
There are no Liens for Taxes upon the assets or properties of any Group Company.
(j)
No Group Company, has been a member for Tax purposes of an affiliated, consolidated, combined or unitary group or participated in any other arrangement whereby any income, revenues, receipts, gain or loss was determined or considered for Tax purposes with reference to or in conjunction with any income, revenues, receipts, gain, loss, asset or liability of any other Person. No Group Company has secondary liability for the Taxes of any Person (other than such Group Company) under Law any Spanish state, regional and local Law, or any similar provision of state, local or foreign Law as a collaborator, transferee or successor, by contract or otherwise, including as a result of being deemed a member of a group of companies which may be deemed as an economic unit.
(k)
No Group Company have received notice of any claim by a Governmental Authority in a jurisdiction where the Group Companies do not file Tax Returns that it is or may be subject to taxation by that Governmental Authority.
(l)
All material transactions and agreements of any kind entered by any Group Company with the Seller, the Founders or any other Affiliate, for tax purposes have been made on an arm’s length basis and in compliance with all relevant transfer pricing (or similar) Laws, rules or regulations applicable thereto. Each Group Company has properly documented (including by having prepared the necessary transfer pricing studies when required) all information necessary to comply with all Tax (including transfer pricing or similar) Laws, rules or regulations applicable thereto and has filed or otherwise provided to any Governmental Authority any such information as required by applicable Law. All such information is correct, complete and properly prepared and maintained in accordance with all applicable Laws and the Group Companies have provided complete and correct copies of any such information, including all transfer pricing studies.
(m)
No Group Company is party to any Tax sharing, allocation or indemnity agreement, arrangement or similar Contract.
(n)
No Group Company has, or ever had, a permanent establishment in any foreign country other than the country in which each Group Company is organized or formed and, for the purposes of the laws of other jurisdictions, no purchase or supply of products or services (whether remotely, digitally or otherwise) would result in a Group Company being deemed to be engaged in a trade or business in a country other than the country in which each Group Company is organized or formed other than in Brazil and Dubai, where the Group Companies has retained employees through workforce solution companies.
(o)
There may be local tax law restrictions or limitations on the deductibility of interest payable by any Group Company for income Tax purposes, however, interest expense for the Group Companies is not material in nature.
5.22
Customers and Suppliers.
(a)
Appendix 5.22(a)(1) sets forth all customers of the Group Companies for whom aggregate sales exceeded EUR 200,000 for the year ended December 31, 2022 (“Material

Execution version

Customers”). With the exceptions included in such appendix, all Material Customers continue to be customers of the Group Companies and no Material Customer has threatened to terminate its relationship with the Group Companies; no Material Customer has notified any Group Company of an intention to reduce materially its business with the Group Companies; and no Group Company is involved in any claim, dispute or controversy with any Material Customer.
(b)
Appendix 5.22(b)(1) sets forth all suppliers of the Group Companies for whom aggregate purchases by the Group Companies from such suppliers exceeded EUR 100,000 for the year ended December 31, 2022 (“Material Suppliers”). All Material Suppliers continue to be suppliers of the Group Companies and none of such Material Suppliers has reduced materially its business with the Group Companies from the levels achieved during the 12 prior months and, to the Knowledge of the Seller, no such reduction is currently expected to occur; no Material Supplier has modified or notified any Group Company of an intention to modify any terms or the pricing of such Material Supplier’s agreement or business and, to the Knowledge of the Seller, no such modification is currently expected to occur; no Material Supplier has terminated its relationship with any Group Company or, to the Knowledge of the Seller, has threatened to do so; and no Group is involved in any material claim, dispute or controversy with any Material Supplier.
5.23
Related Party Transactions. Except as set forth on Appendix 5.23 and excluding the series of transactions that have lead the Seller own the Sale Shares; and other than for compensation received as employees of any Group Company, (A) none of the Seller, the Founders or any of their respective Affiliates (where applicable), shareholder, member, partner, or director: (a) has any direct or indirect interest in any material property, asset or right that is owned or used by any Group Company in the conduct of its business; or (b) is a party to any agreement or transaction with any Group Company; and (B) there is no outstanding Indebtedness owed to any Group Company from any shareholder, partner, or director of any Group Company or any of their respective Affiliates.
5.24
Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for any Group Company, the Founders or the Seller in connection with the negotiations relating to the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of any Group Company, the Founders or the Seller.
5.25
No Other Representations and Warranties. Except for the representations and warranties contained in this Clause 5 (including in the related Appendixes), none of the Founders, the Seller, the Group Companies or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Founders, the Seller or the Group Companies, including any representation or warranty as to the accuracy or completeness of any information regarding any Group Company furnished or made available to Buyer and its representatives (including any information, documents or material made available to Buyer or its advisors during the Due Diligence process, management presentations or through any disclosing mechanism or in any other form in expectation of the transactions contemplated by this Agreement), or as to the future revenue, profitability or success of any Group Company, or any representation or warranty arising from statute or otherwise in law.
ARTICLE 6.
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to the Founders and the Seller as follows:

6.1
Existence and Good Standing. The Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Buyer has full entity power and authority to carry on its business as it is currently being conducted and to own, operate

Execution version

and hold under lease its assets and properties as, and in the places where, such assets and properties are currently owned, operated and held. The Buyer (i) has not been declared insolvent or bankrupt and no action or request is pending to declare it insolvent or bankrupt, (ii) has not filed for insolvency, pre-insolvency or bankruptcy and (iii) is not insolvent, bankrupt, unable to pay its debts when and as they fall due or in the process of dissolution, liquidation, compulsory administration, recovery or suspension of payments.
6.2
Power. The Buyer has the requisite power and authority to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements.
6.3
Validity and Enforceability. This Agreement and each of the Ancillary Agreements have been duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery by the Founders and the Seller, represent the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with their respective terms, subject to the General Enforceability Exceptions. Buyer has the requisite right, power, authority and capacity to execute and deliver and to perform its obligations under this Agreement and the Ancillary Agreements. The execution and delivery by the Buyer of this Agreement and the Ancillary Agreements to which the Buyer is party, and the performance of the transactions provided herein and therein, have been duly and validly authorized by all necessary corporate actions of the Buyer. No further action on the part of the Buyer is or will be required in connection with the transactions contemplated by this Agreement or the Ancillary Agreements.
6.4
No Conflict. Neither the execution of this Agreement or the Ancillary Agreements nor the performance by the Buyer of its obligations hereunder or thereunder will (i) violate or conflict with the Buyer’s organizational documents, (ii) conflict with or violate any Law or Order applicable to the Buyer (with or without notice or lapse of time or both), or by which any of its properties or assets is bound, (iii) violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (A) any Contract, will, permit, franchise, license or other instrument applicable to the Buyer, or (B) any Order of any Governmental Authority to which the Buyer is a party or by which any of its assets or properties are bound or (iv) conflict with or violate any arbitration award applicable to the Buyer.
6.5
Litigation. There is no Proceeding pending or, to the knowledge of the Buyer, threatened against, relating to or involving the Buyer which could reasonably be expected to adversely affect the Buyer’s ability to consummate the transactions contemplated by this Agreement or any Ancillary Agreements.
6.6
Consents. No consent, approval or authorization of any Person or Governmental Authority is required in connection with the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby or thereby.
6.7
Brokers. No Person has acted directly or indirectly as a broker, finder or financial advisor for the Buyer in connection with the negotiations relating to the transactions contemplated by this Agreement, and no Person is entitled to any fee or commission or like payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Buyer.

Execution version

ARTICLE 7.
COVENANTS AND AGREEMENTS
7.1
Further Assurances. Each Party hereto shall and shall cause its Affiliates to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to carry out the intent and purposes of the transactions contemplated by this Agreement
7.2
Publicity. The Parties shall cooperate in good faith to jointly prepare all press releases and public announcements pertaining to this Agreement and the transactions contemplated hereby and no Party shall issue or otherwise make any public announcement or communication pertaining to this Agreement or the transactions contemplated hereby without the prior written consent of the Buyer (in the case of the Founders or the Seller) or the Seller (in the case of the Buyer), except as required by applicable Law or by the rules and regulations of, or pursuant to any agreement of a stock exchange or trading system. In case of mandatory publicity obligations applicable to Buyer, Buyer shall share the information that will be provided to the relevant entities with the Seller and Founders prior to its publication. Each party will not unreasonably delay, withhold or condition approval from the others with respect to any such press release or public announcement.
ARTICLE 8.
INDEMNIFICATION
8.1
Seller’ and Founders Liability Regime. Notwithstanding anything in this Agreement to the contrary, the liability of the Seller and of the Founders under this Agreement shall be as follows:
(a)
The representations and warranties included in Clause 4 (the “Individual R&Ws”) are made by the Seller and each of the Founders only in respect of their circumstances and, in the case of the Seller, in respect of the Sale Shares that it sells. Consequently, the Seller and each of the Founders will be individually liable for any Losses resulting from any breach or inaccuracy of the Individual R&Ws related to their circumstances or, in the case of the Seller, in respect with the Sale Shares that it sells and Losses for any inaccuracy of Individual R&Ws may only be claimed against the Seller and/or the Founder who made such representation or warranty.
(b)
The representations and warranties included in Clause 5 and any Exhibits hereto (the “Collective R&Ws” and, jointly with the Individual R&Ws, the “Seller and Founders R&Ws”) are made by the Seller and the Founders jointly but not severally (responsabilidad mancomunada).
8.2
Sole and Exclusive Remedy. The Parties have agreed to enter into this Agreement and to complete the Transaction on the terms set forth herein on the basis that the sole and exclusive remedy of the Buyer in respect of (a) any breach or inaccuracy of the individual and the Seller and Founders R&Ws and (b) any breach or violation of any covenant or other obligation of the Seller and Founders under this Agreement, shall be the right to be indemnified by the Seller and the Founders pursuant to the terms, conditions, limitations and qualifications set forth in this Clause 8, and the rights set forth in Clause 8.6 and Clause 8.7 Neither this Clause 8.2, nor any other provision of this Agreement, will prevent or limit a cause of action based upon, or arising out of or otherwise in respect of, instances of fraud.
8.3
Indemnification Obligation.
(a)
Indemnification by the Seller and/or by the Founders. Subject to the limitations set forth in this Clause 8, the Seller and the Founders (subject to the exception set forth in 8.1(c) above)

Execution version

shall jointly but not severally indemnify and hold harmless the Buyer from and against any and all losses, liabilities, claims, damages, interest, penalties, fines, judgments, awards, settlements, Taxes, costs, fees, expenses (including, without limitation, reasonable attorneys’ fees) and disbursements but excluding indirect and/or consequential damages and loss of profit (lucro cesante) (collectively, “Losses”) based upon, arising out of or otherwise in respect of: (i) any inaccuracies in or any breach of any of the Seller and Founders R&Ws; (ii) any breach of any covenant or agreement of the Seller and/or of the Founders contained in this Agreement (including any schedule attached hereto); (iii) any Indebtedness of any Group Company and any Selling Expenses or Employee Payments (under the current Phantom Share Agreements and any other monetary bonuses paid to Group Companies’ Employees) accrued and not fully paid on the Closing Date; and (iv) any Taxes of any Group Company for any Pre-Closing Tax Period, or any Taxes of any Person imposed on any Group Company which relate to an event or transaction occurring on or before the Closing Date.
(b)
Concept of Losses. The Seller and the Founders shall not be subject to any liability in respect of the following:
(i)
Losses that are actually recovered by the Buyer or the Group Companies under applicable insurance policies which the Buyer or the Group Companies have in place;
(ii)
Losses attributable to (a) any changes in Law or any change in the interpretation thereof (whether by a court ruling, by general acceptance or otherwise) or (b) any change in the current practice of any Governmental Authority made or entered into effect after the Closing Date with retroactive effect;
(iii)
Losses which are remedied by the Seller or the Founders to the reasonable satisfaction of the Buyer; provided, however, that Buyer is under no obligation to mitigate any Losses or allow the Seller and the Founders to remedy any matter for which Losses may arise under this Agreement; and
(iv)
Losses which would not have arisen but for a voluntary act or omission of the Buyer, or any of the Group Companies (provided that is conducted under the express instructions of the Buyer or its representatives) occurring after the date hereof, including the following:
1.
any tax declaration filed after the date of this Agreement;
2.
any change in accounting or taxation policies or criteria of any of the Group Companies;
3.
any breach by the Buyer of any of its obligations under this Agreement.
(v)
amounts which have been considered in calculating the Purchase Price;
(vi)
The Buyer shall procure that reasonable steps are taken and reasonable assistance is given to mitigate any Losses .
(vii)
The Buyer shall not be entitled to bring any Claim in respect of any act or omission (including business decisions) carried out at the express written request or with the express prior written approval of the Buyer (whether before, on or after Closing) or which is expressly authorized by this Agreement for the Seller and Founders to comply with their respective obligations under this Agreement.

Execution version

(c)
Certain rules applicable to the Seller and Founders R&Ws. The only representations and warranties in respect of which the Seller and the Founders shall be subject to liability pursuant to the terms and subject to the conditions hereof are the ones set forth in Clauses 4 and 5, as applicable, and, with the exception of said representations and warranties, the Seller and the Founders do not make, and shall not be deemed to make or have made, any express or implied representation or warranty with respect to any of the Group Companies or the Sale Shares.

The Seller and the Founders shall not be obliged to indemnify Buyer more than once in respect of the same Losses.

(d)
Individual indemnification by Mr. Marc Elena Soler and Mr. Otto Christof Wust Acedo. Each of Mr. Marc Elena Soler and Mr. Otto Christof Wust Acedo hereby agree to indemnify and hold harmless the Buyer from and against any fines and penalties imposed against the Group Companies (or any of them) arising out of (i) any misclassification of their respective existing relationships with the Company and any taxes and/or social security liabilities arising thereof; and (ii) any employment liabilities claims raised by Mr. Marc Elena Soler or Mr. Otto Christof Wust Acedo in both (i) and (ii) for acts or omissions occurred prior the execution of this Agreement. Each of Mr. Marc Elena Soler and/or Mr. Otto Christof Wust Acedo shall be solely responsible for any indemnification arising under of this Clause 8.3(d) as the result of any claim brought by or on behalf of any of them. Notice of any claim for indemnification arising under this paragraph shall be delivered and handled in accordance with the provisions of Clause 8.4.
(e)
Indemnification by the Buyer. The Buyer shall indemnify and hold harmless the Seller and the Founders from and against all Losses based upon, arising out of or otherwise in respect of: (i) any inaccuracies in or any breach of any representation or warranty of the Buyer contained in Clause 6, and (ii) any breach of any covenant or agreement of the Buyer contained in this Agreement (including any schedule attached hereto).
(f)
Calculation of Indemnification
(i)
For the purpose of determining the amount of indemnity for Losses in relation to Seller and Founders R&Ws suffered directly by the Buyer, the indemnification to be paid to the Buyer shall be equal to 100% of the relevant Losses.
(ii)
For the purpose of determining the amount of indemnity for Losses in relation to Seller and Founders R&Ws suffered directly by any of the Group Companies, it shall be understood that a Loss suffered by any of the Group Companies shall constitute an indirect Loss of the Buyer, as Buyer of 51.00% of the Company’s share capital and, therefore, the indemnification to be paid to the Buyer by the respective Seller and Founder shall be equal to 51.00% of the relevant Loss.
(iii)
However, in the event that any of the call and/or put options regulated under the Options Agreement is exercised, the aforementioned percentages will be increased so that the relevant indemnity percentage for a Loss suffered by a Group Company shall be equal to the percentage of stake acquired by the Buyer from the Founders under said Options Agreement.
(g)
Buyer’s reliance on information delivered by Seller and the Founders

Execution version

(i)
The Buyer acknowledges and agrees that Buyer has relied on the Buyer’s own opinion and/or professional advice concerning the Group Companies.
8.4
Notice and Opportunity to Defend.
(a)
Notice of Liability Claim. In the event a Party becomes aware of any claim that such Party has under Clause 8.3 that may result in a Loss (a “Liability Claim”), such Party (the “Indemnified Party”) shall give notice of such Liability Claim (a “Claims Notice”) to the Party obligated to indemnify under Clause 8.3 (the “Indemnifying Party”). Any Claims Notice with respect to a Liability Claim against the Seller or any of the Founders must be delivered to the Seller or on behalf of it or the Founders. A Claims Notice must describe the Liability Claim in reasonable detail and must indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnified Party. No delay in or failure to give a Claims Notice by the Indemnified Party to the Indemnifying Party pursuant to this Clause 8.3(a) will adversely affect any of the other rights or remedies that the Indemnified Party has under this Agreement or alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party to the extent that such delay or failure has not materially prejudiced the Indemnifying Party. The Seller, if the Seller or any of the Founders are the Indemnifying Party, or the Buyer, if it is the Indemnifying Party, shall respond to the Indemnified Party (a “Claim Response”) within 30 days (the “Response Period”) after the date that the Claims Notice is sent by the Indemnified Party. Any Claim Response must specify whether or not the Indemnifying Party disputes the Liability Claim described in the Claims Notice. If the Seller or any of the Founders are the Indemnifying Party, or the Buyer, if it is the Indemnifying Party, fails to give a Claim Response within the Response Period, the Indemnifying Party will be deemed to dispute the Liability Claim described in the related Claims Notice. If the Seller or any of the Founders are the Indemnifying Party, or the Buyer, if it is the Indemnifying Party, elects not to dispute a Liability Claim described in a Claims Notice by delivery of such election to the Indemnified Party, then the amount of Losses alleged in such Claims Notice will be conclusively deemed to be an obligation of the Indemnifying Party, and the Indemnifying Party shall be obligated to pay the Indemnified Party the amount of Losses specified in the Claims Notice, subject to the limitations contained in this Clause 8, in each case, within 10 days after the last day of the applicable Response Period. If the Indemnifying Party delivers a Claim Response within the Response Period indicating that it disputes one or more of the matters identified in the Claims Notice or does not deliver a Claim Response within the Response Period, then the Buyer and the Seller or the relevant Founder shall promptly meet and use their reasonable efforts to settle the dispute. If the Buyer and the Seller or the relevant Founder are unable to reach agreement within 30 days after the conclusion of the Response Period, then either the Buyer or the Seller or the relevant Founder may resort to any available remedies, subject to the limitations set forth in this Agreement.
(b)
Third-Party Claims. If any Claims Notice identifies a Liability Claim brought by a third party against the Indemnified Party and/or the Company (a “Third Party Claim”), then the Seller if the Seller or any of the Founders are the Indemnifying Party, or the Buyer, if it is the Indemnifying Party, has the right, exercisable by written notice to the Indemnified Party within 15 days (and, in any event, before the expiration of the first third (1/3) of the term legally available to reply or to answer to the Third Party Claim) after receipt of such Claims Notice from the Indemnified Party of the commencement or assertion of any Liability Claim in respect of which indemnity may be sought under this Clause 8, to assume and conduct the defense of such Third Party Claim in accordance with the limits set forth in this Agreement with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided, however, that the: (i) defense of such Third Party Claim by the Indemnifying Party will not, in the reasonable judgment of the Indemnified Party, have a material adverse effect on the Indemnified Party; (ii) the Third Party Claim solely seeks (and continues to seek) monetary damages; (iii) the Third Party Claim does not include criminal charges or relate to the Indemnified Party’s or any Group Company’s

Execution version

employees, customers, suppliers or other service providers; and (iv) the Indemnifying Party expressly agrees in writing to be fully responsible for all Losses relating to such Third Party Claim (the conditions set forth in clauses (i) through (iv) are, collectively, the “Litigation Conditions”). If the Indemnifying Party does not assume the defense of a Third-Party Claim in accordance with this Clause 8.4(b), the Indemnified Party may continue to defend the Third-Party Claim. If the Indemnifying Party has assumed the defense of a Third Party Claim as provided in this Clause 8.4(b), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense of the Third Party Claim; provided, however, that if (A) any of the Litigation Conditions cease to be met or (B) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within 10 days (in any event, before the expiration of the first third (1/3) of the term legally available to reply or to answer to the Third Party Claim) after receiving written notice from the Indemnified Party to the effect that the Indemnifying Party has so failed, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred by the Indemnified Party in connection with such defense. The Indemnifying Party or the Indemnified Party, as the case may be, has the right to participate in (but not control), at its own expense, the defense of any Third-Party Claim that the other is defending as provided in this Agreement. The Indemnifying Party, if it has assumed the defense of any Third Party Claim as provided in this Agreement, may not, without the prior written consent of the Indemnified Party, consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim that (1) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a complete release from all liability in respect of such Third Party Claim, (2) grants any injunctive or equitable relief or (3) may reasonably be expected to have an adverse effect on the affected business of the Indemnified Party. The Indemnified Party had the right to settle any Third-Party Claim, the defense of which has not been assumed by the Indemnifying Party in accordance with this Clause 8.4(b).
(c)
Cooperation. The Indemnifying Party and the Indemnified Party shall cooperate and make available to the other Party and its respective representatives all information, records and data, and shall permit reasonable access to its facilities and personnel (upon no less than 48 hours’ notice during normal business hours and, in the case of personnel, at their normal place of employment), as may be reasonably required in connection with the resolution of such dispute. No Party shall have the right of access to information relating to any information which disclosure would jeopardize any legal privilege or work product privilege available to the Buyer, any Group Company or any of the Seller or the Founders, as applicable, or any of their respective Affiliates relating to such information.
8.5
Survivability; Limitations.
(a)
Survivability. The Seller and Founders R&Ws and the representations and warranties of the Buyer contained in this Agreement will survive for a period of 18 months from the Closing Date (the “Expiration Date”); provided, however, that: (i) the Expiration Date for any Liability Claim relating to a breach of or inaccuracy in any of the Fundamental Representations or in relation to Clause 8.3(d), will be the date which is the 60th day following the expiration of the applicable statute of limitations, as extended; and (ii) any Liability Claim pending on any Expiration Date (including as the Expiration Date is extended pursuant to this paragraph) for which a Claims Notice has been given in accordance with Clause 8.2 on or before such Expiration Date may continue to be asserted and indemnified against until finally resolved. All the covenants and agreements of the Seller, the Founders and the Buyer contained in this Agreement will survive after the Closing Date in accordance with their terms.
(b)
Limitations of the Seller and Founders’ liability under this Agreement.
(i)
Threshold. Notwithstanding anything to the contrary contained in this Clause 8, the Seller and the Founders shall not have any liability pursuant to Clause 8.3(a (other than for

Execution version

breaches of Fundamental Representations or in instances of fraud or willful misconduct, in each case, for which the following limitation will not apply) until the aggregate amount of all Losses sustained by Buyer exceeds EUR 150,000 (the “Threshold”), at which point the Seller and the Founders will be liable for all Losses from the first Euro in accordance with the terms of this Clause 8.
(ii)
Cap. Notwithstanding anything to the contrary contained in this Clause 9, the liability of the Seller and the Founders pursuant to Clause 8.3(a) (other than for breaches of the Fundamental Representations or in instances of fraud or willful misconduct, in each case, for which the following limitation will not apply) shall not exceed the 60% of the Purchase Price (the “Cap”). The liability of the Seller and the Founders for breaches of Fundamental Representations shall not exceed the Purchase Price.
8.6
Set-off. If it is determined, pursuant to Clause , that the Seller, the Founders (or any of them) are obligated to indemnify the Buyer for any Losses pursuant to the terms and conditions of this Agreement (including pursuant to Clause 9.6), then the Buyer will be entitled, in addition to any other right or remedy such Buyer may have, but subject to the limitations set forth in Clause 8.5 (if applicable), to exercise rights of set-off against any amounts due and payable by the Buyer to the Seller or the Founders arising under this Agreement or any Ancillary Agreement or that may thereafter be due and payable to the Seller or the Founders under this Agreement or any Ancillary Agreement, including any payments under Options Agreement. If the Buyer elects to exercise its right of set off, it shall notify the Seller in writing, which notice shall identify the amounts owed to the Buyer, and the facts or events given rise to such set off. In the event of any Losses arising out of a breach of an Individual R&W or arising out of a breach or failure by the Seller or any Founder, the Buyer may only exercise set-off rights against amounts payable to the Seller or such Founder.
8.7
Adjustment to Purchase Price. Any indemnification payments made pursuant to this Clause 9 will be treated as adjustments to the Purchase Price to the extent permitted by Law.
ARTICLE 9.
MISCELLANEOUS
9.1
Expenses and Taxes. Each of the Parties shall bear their respective expenses incurred or to be incurred in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. The duties and costs corresponding to the formalization of the Public Deed, as well as those related to any other public deeds to be granted in accordance with Clause 3.2, before the Notary, shall be borne by the Buyer.
9.2
No Assignment. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned or delegated by any Party to this Agreement by operation of Law or otherwise without the prior written consent of the other Parties to this Agreement and any attempt to do so will be void, except that Entravision may assign and delegate any or all of its rights, interests and obligations under this Agreement, to any Affiliate as long as such Affiliate agrees in writing to be bound by all of the terms, conditions and provisions contained in this Agreement and Entravision remains as jointly and severally liable (responsable solidario) of all obligations herein. The terms, conditions and provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, permitted assigns, heirs, executors and administrators of the parties to this Agreement.
9.3
Headings. The headings contained in this Agreement are included for purposes of convenience only, and do not affect the meaning or interpretation of this Agreement.
9.4
Entire Agreement. This Agreement and the other Ancillary Agreements, including all exhibits, annexes and schedules hereto and thereto, constitute the entire agreement of the Parties hereto

Execution version

with respect to the subject matter hereof and supersede all prior agreements, term sheets, letters of interest, correspondence (including e-mail) and undertakings, both written and oral, between the Company, the Seller and the Founders, on the one hand, and the Buyer, on the other hand, with respect to the subject matter hereof.
9.5
Amendment. The Buyer, the Seller and the Founders may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of the Buyer, the Seller and the Founders.
9.6
Extension; Waiver. Any Party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any breaches of any representations and warranties made to such Party herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. In addition, the Seller, the Founders and the Buyer may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any breaches of the representations and warranties made to the Buyer (in the case of a waiver by the Buyer) or made to the Seller and the Founders (in the case of a waiver by the Seller and the Founders) herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of the Buyer (in the case of a waiver by the Buyer) or made to the Seller or the Founders (in the case of a waiver by the Seller or the Founders). Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party. Without limiting the generality or effect of the preceding sentence, no delay in exercising any right under this Agreement will constitute a waiver of such right, and no waiver of any breach or default will be deemed a waiver of any other breach or default of the same or any other provision in this Agreement.
9.7
Construction. In the event an ambiguity or question of intent or interpretation arises, then this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) any reference to any federal, state, local or foreign statute or Law will be deemed also to refer to all rules and regulations promulgated thereunder; (b) all references to the preamble, recitals, sections, articles, exhibits or schedules are to the preamble, recitals, sections, articles, exhibits or schedules of or to this Agreement; (c) the words “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular section or paragraph hereof; (d) masculine gender shall also include the feminine and neutral genders, and vice versa; (e) words importing the singular shall also include the plural, and vice versa; and (f) “or” is used in the inclusive sense (and/or) and the words “include” and “including”, and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”.
9.8
Severability. If any provision of this Agreement or the application of any provision of this Agreement to any Party or circumstance is, to any extent, adjudged invalid or unenforceable, then the application of the remainder of such provision to such Party or circumstance, the application of such provision to other Parties or circumstances, and the application of the remainder of this Agreement shall not be affected thereby. The Parties shall negotiate to replace any provision of this Agreement adjudged invalid or unenforceable with another valid and enforceable provision that would implement the original intent of the Parties to the maximum extent permitted by applicable Law.
9.9
Notices. All notices and other communications required or permitted under this Agreement must be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon written confirmation of successful transmission by electronic mail, (c) one Business Day after having been dispatched by an internationally recognized overnight courier service or (d) ten Business Days

Execution version

after being sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate party at the address or facsimile number specified below:

(i) If to the Seller

Otto Christof Wust Acedo / Marc Elena Soler

Address:

Email:

(ii) If to the Founders

Ikigai Mes, S.L.U.

To: Marc Elena Soler

Address:

Email:

Wustco, S.L.U.

To: Otto Christof Wust Acedo

Address:

Email:

(iii) If to the Buyer:

Entravision Communications Corporation
2425 Olympic Boulevard, Suite 6000 West
Santa Monica, CA 90404
Attn: General Counsel

Jones Day
4655 Executive Drive, Suite 1500
San Diego, CA 92121-3134
Attention: Cameron Reese
Email: creese@jonesday.com

Any party may change its address or facsimile number for the purposes of this Clause 9.9 by giving notice as provided in this Agreement.

9.10
Third Party Beneficiaries. Each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.
9.11
Governing Law. This Agreement shall be governed by and construed in accordance with Spanish common Law.
9.12
Jurisdiction. The Parties to this Agreement hereby irrevocably submit, expressly waiving any venue to which they may be entitled, to the jurisdiction of the Courts and Tribunals of the capital city of Barcelona for the hearing and resolution of any claim which may arise from the performance or interpretation of this Agreement.
9.13
Execution. This Agreement shall be executed and delivered in one counterpart, to be raised to the Public Deed on the date hereof.

Execution version

[Signature Pages Follow]

Execution version

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the day and year first above written.

BUYER:

ENTRAVISION COMMUNICATIONS CORPORATION

By: /s/ Christopher Young

Name: Christopher Young

Title: Interim CEO, CFO and Treasurer

1

Execution version

SELLER:

ONNBO VENTURES, S.L.

By:

Name:

Title:

IKIGAI MES, S.L.U.

By: /s/ Marc Elena Soler

Name: Marc Elena Soler

Title: Sole director

WUSTCO, S.L.U.

By: /s/ Otto Christof Wust Acedo

Name: Otto Christof Wust Acedo

Title: Sole director

Mr. Marc Elena Soler

By: /s/ Marc Elena Soler

1

Execution version

Mr. Otto Christof Wust Acedo

By: /s/ Otto Christof Wust Acedo

2